EXHIBIT 99.1
Sunair Services Corporation Announces
Charles P. Steinmetz appointed CEO of Middleton Pest Control
     Fort Lauderdale, FL —January 17, 2008— Sunair Services Corporation (AMEX: SNR) announced today that it has appointed Charles P. Steinmetz to serve as the CEO of Middleton Pest Control, effective as of January 18, 2008. Mr. Steinmetz was the majority owner of Middleton Pest Control from 1977 until it was purchased by Sunair in June 2005 and has served as a director of Sunair since that time.
Mr. Steinmetz has been a leader in the pest control industry for over 40 years. He has served in various capacities with Orkin Exterminating Company (1961-1973) and Truly Nolen, Inc. (1974-1977), and led the build-up and sale of All America Termite and Pest Control, Inc. (1982-1977). At the time of sale it was the largest privately owned pest control company in the United States with 125 locations throughout Florida, Georgia, Alabama, North and South Carolina, Louisiana, Tennessee, Mississippi, Arizona and Texas. Following the sale of All America, Mr. Steinmetz was involved in Middleton Pest Control’s growth from 1977 until June 2005 when it was sold to Sunair. Mr. Steinmetz has received several awards and distinctions during his career, including being named Entrepreneur of the Year in 1992 by Inc. Magazine for the Southeast service category, PCT Professional of the Year in 1996, and he received the 2002 Pioneer Award from the Florida Pest Management Association for service to the pest control industry. Mr. Steinmetz received his degree in entomology from the University of Florida.
Management will conduct a conference call to review Sunair’s financial and operating results for the fiscal year ended September 30, 2007. The conference call is scheduled for 3:30 p.m. ET on Friday, January 18, 2008. Parties interested in listening to the conference call should call 800-218-4007 or 303-262-2130. The pass code is 11107416#. For those unable to listen at that time, a reply of the call will be available through Monday, January 28, 2008 at 303-590-3000 or 800-405-2236. The pass code is 11107416# .
SNR — G
ABOUT SUNAIR
Sunair Services Corporation, a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides lawn and pest control services to both residential and commercial customers. Middleton provides essential pest control services and protection against termites and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through a subsidiary, Sunair also is involved in the telephone communications business. For more information about Sunair, please visit http://www.sunairservices.com.
Information Regarding Forward Looking Statements
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in Sunair’s filings with the SEC. Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.
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Media Contacts:
Edward M. Carriero, Jr
Sunair Services Corporation
561-208-7400